SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-33513

Date of Report: February 22, 2015

GS ENVIROSERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8563731
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

411 Hackensack Avenue, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

(424) 341-2522
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On February 22, 2015 the Board of Directors elected Kevin Kreisler to serve as a member of the Board of Directors.  Information regarding Mr. Kreisler follows.

Kevin Kreisler served as the Chief Executive Officer, Chief Financial Officer and sole member of the Board of Directors of GS Enviroservices, Inc. from June 2009 until August 2012. Mr. Kreisler is the founder, Chairman and Chief Executive Officer of GreenShift Corporation (OTCQB: GERS). Mr. Kreisler served as GreenShift's vice president from 1998 to 2000, president from 2000 to 2002, chief executive officer from 2002 to the present (except for a period in 2013 and 2014), and as GreenShift's chairman from 2005 to the present. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.

Subsequent to the election of Kevin Kreisler to the Board, Jeffrey R. Hickman resigned from his position as a member of the Board and as Chief Executive Officer and Chief Financial Officer of the Registrant.  Mr. Hickman's resignation left Kevin Kreisler as the sole member of the Board of Directors.

The Board of Directors then appointed Kevin Kreisler to serve as the Registrant's Chief Executive Officer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2015		GS ENVIROSERVICES, INC.

	By:	/s/ Kevin Kreisler
Kevin Kreisler
Chief Executive Officer